Exhibit 99.1

TRANSGENOMIC SELLS ION CHROMATOGRAPHY PRODUCT LINE AND ASSETS TO EDGE

BIOSYSTEMS, INC.

—$2.1 Million Sale Continues Transgenomic’s Strategy of Selectively Monetizing Legacy Assets and

Generating Non-Dilutive Cash to Allow Focus on Products for High Growth Molecular Diagnostics

and Personalized Medicine Sectors—

OMAHA, Neb. (September 9, 2015) — Transgenomic, Inc. (NASDAQ: TBIO) today announced that it has sold its ion chromatography (IC) product line and related assets to Edge BioSystems, Inc. (EdgeBio), a portfolio company of the investment firm StoneCalibre. EdgeBio is a specialized manufacturer and distributor of DNA sequencing sample preparation and clean-up products.

Under the terms of the agreement, Transgenomic transferred rights to its ion chromatography products, licenses, technology, know-how and trademarks to EdgeBio, along with product inventory, for approximately $2.1 million in cash. Further terms of the agreement were not disclosed.

Ion chromatography is a chemical analysis technique that separates and analyzes different substances according to their affinities for chemically stable, highly reactive synthetic ion exchangers. The IC product line includes a wide range of specialty ion chromatography columns that are designed to run on a variety of chromatograph systems.

Paul Kinnon, President and Chief Executive Officer of Transgenomic, commented, “An important part of our revitalization strategy is to selectively monetize non-core legacy businesses and product lines so that we can focus our resources on commercialization of Multiplexed ICE COLD-PCRTM (MX-ICP) for high value, high growth clinical applications, such as liquid biopsies for targeted cancer therapy and patient monitoring. This asset monetization strategy frees up cash to help advance our commercialization efforts for MX-ICP. Transgenomic will continue to pursue opportunities to optimize our asset deployment and product mix, and we expect to complete additional asset monetizations in the coming months.”

About Edge BioSystems

Established in 1990, Edge Biosystems is headquartered in Gaithersburg, Maryland. EdgeBio’s consumable products are critical components in the DNA sequencing process, allowing researchers to determine the exact genetic make-up of DNA for use in clinical and diagnostic labs, food testing, microbial identification, forensic identification, molecular medicine, ancestry studies and other applications. EdgeBio has built a solid reputation as a sequencing purification supplier of choice stemming from its consistent, high-quality product performance backed by its proprietary formulations. EdgeBio was acquired by StoneCalibre in 2014. For more information, visit www.edgebio.com.

About StoneCalibre

Headquartered in Century City, CA, StoneCalibre is a privately funded investment firm specializing in the acquisition of lower middle market companies. Founded by Brian Wall in 2012, StoneCalibre is focused on making investments in both special situations and quality long-term capital investment opportunities. For more information please visit our website at www.stonecalibre.com.

About Transgenomic

Transgenomic, Inc. is a global biotechnology company advancing personalized medicine in cardiology, oncology, and inherited diseases through advanced diagnostic technologies, such as its revolutionary ICE COLD-PCR™ and its unique genetic tests provided through its Patient Testing business. The company also provides specialized clinical and research services to biopharmaceutical companies developing targeted therapies and sells equipment, reagents and other consumables for applications in molecular testing and cytogenetics. Transgenomic’s diagnostic technologies are designed to improve medical diagnoses and patient outcomes.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. These forward-looking statements include statements relating to Transgenomic’s revitalization and asset monetization strategy, the potential applications for Multiplexed ICE COLD-PCRTM, the availability of cash for commercialization efforts and the expected timing for its asset monetization strategy. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Contacts:
Media:	Investors:
BLL Partners LLC	Transgenomic Investor Relations
Barbara Lindheim	402 452-5400
212-584-2276	investor.relations@transgenomic.com
blindheim@bllbiopartners.com